             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 1

GUIDELINES FOR DETERMINING WHAT NAME AND NUMBER TO GIVE THE PAYER.

         Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------       ------------------------------------------------------
                               GIVE THE NAME AND                                             GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:      SOCIAL SECURITY                  FOR THIS TYPE OF ACCOUNT:    EMPLOYER IDENTIFICATION
                               NUMBER OF:                                                    NUMBER OF:
---------------------------------------------------------       ------------------------------------------------------
1.   Individual                The individual                   6.    Sole proprietorship    The owner (3)

2.   Two or more individuals   The actual owner of the
     (joint account)           account or, if combined          7.    A valid trust,         The legal entity (4)
                               funds, the first                       estate or pension
                               individual on the                      trust
                               account (1)

3.   Custodian account of a    The minor (2)                    8.    Corporate              The corporation
     minor (Uniform Gift to
     Minors Act)
                                                                9.    Association, club,     The organization
                                                                      religious,
                                                                      charitable
                                                                      educational or other
4.   a.  The usual revocable   The grantor-trustee (1)                tax-exempt
         savings trust                                                organization
         (grantor is also
         trustee)
                                                                10.   Partnership            The partnership

     b.  So-called trust       The actual owner (1)             11.   A broker or            The broker or nominee
         account that is not                                          registered nominee
         a legal or valid
         trust under state                                      12.   Account with the       The public entity
         law                                                          Department of
                                                                      Agriculture in the
                                                                      name of a public
5.   Sole proprietorship       The owner (3)                          entity (such as a
                                                                      state or local
                                                                      government, school
                                                                      district or prison)
                                                                      that receives
                                                                      agricultural program
                                                                      payments
---------------------------------------------------------       ------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. Either the social security number or the employer identification number may be furnished.
(4) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.


NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2


OBTAINING A TAXPAYER IDENTIFICATION NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Box 2, sign and date the Substitute Form W-9, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, the payees listed in items
(1) through (5) are exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt.

     (1) An organization exempt from tax under Section 501(a), any IRA or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

     (2) The United States or any of its agencies or instrumentalities.

     (3) A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

     (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

     (5) An international organization or any of its agencies or instrumentalities.

     (6) A corporation.

     (7) A foreign central bank of issue.

     (8) A dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.

     (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

     (10) A real estate investment trust.

     (11) An entity registered at all times under the Investment Company Act of 1940.

     (12) A common trust fund operated by a bank under Section 584(a).

     (13) A financial institution.

     (14) A middleman known in the investment community as a nominee or custodian.

     (15) A trust exempt from tax under Section 664 or described in Section
4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under Section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
o    Payments of patronage dividends not paid in money.
o    Payments made by certain foreign organizations.
o    Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
o Payments described in Section 6049(b)(5) to non-resident aliens.
o    Payments on tax-free covenant bonds under Section 1451.
o    Payments made by certain foreign organizations.
o    Mortgage or student loan interest paid to you.

To avoid possible erroneous backup withholding, exempt payees described above should furnish their taxpayer identification number, check the Exempt Payee Box, and return the Substitute Form W-9 to the payer.

Certain payments other than dividends, patronage dividends and interest that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N
and the regulations promulgated thereunder.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable dividend, interest and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties.


             FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR
                          THE INTERNAL REVENUE SERVICE